                                                                  EXHIBIT 10.16


                       * * * * * * * * * * * * * * * * *


                                      LEASE


                       * * * * * * * * * * * * * * * * *


                                     Between


                                   ZILOG, INC.
                                    (Tenant)


                                       and


                         CARRAMERICA REALTY CORPORATION
                                   (Landlord)

                                TABLE OF CONTENTS

1. LEASE AGREEMENT ...............................................       3

2. RENT ..........................................................       5
      A. Types of Rent ...........................................       5
      B. Payment of Operating Cost Share Rent and Tax Share Rent..       5
      C. Definitions .............................................       6
      D. Computation of Base Rent and Rent Adjustments ...........      10

3. PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION
   AND MAINTENANCE OF PREMISES ...................................      11
      A. Condition of Premises ...................................      11
      B. Tenant's Possession .....................................      11

4. PROJECT SERVICES ..............................................      12
      A. Heating and Air Conditioning ............................      12
      B. Elevators ...............................................      12
      C. Electricity .............................................      12
      D. Water ...................................................      12
      E. Janitorial Service ......................................      12
      F. Interruption of Services ................................      13

5. ALTERATIONS AND REPAIRS .......................................      13
      A. Landlord's Consent and Conditions .......................      13
      B. Repairs .................................................      14
      C. No Liens ................................................      15
      D. Ownership of Improvements ...............................      16
      E. Removal at Termination ..................................      16

6. USE OF PREMISES ...............................................      16
      A. Limitation on Use .......................................      16
      B. Signs ...................................................      17
      C. Parking .................................................      17
      D. Prohibition Against Use of Roof and Structure of Building      18
      E. Common Area .............................................      18
      F. Keys and Access Cards ...................................      18

7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES ..................      19

8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE ..................      19
    A. Waiver of Claims ..........................................      19
    B. Indemnification ...........................................      19
    C. Tenant's Insurance ........................................      19
    D. Insurance Certificates ....................................      21
    E. Landlord's Insurance ......................................      21

9. FIRE AND OTHER CASUALTY .......................................      21
    A. Termination ...............................................      21
    B. Restoration ...............................................      21

10. EMINENT DOMAIN ...............................................      22

11. RIGHTS RESERVED TO LANDLORD ..................................      22
    A. Name ......................................................      22
    B. Signs .....................................................      22
    C. Window Treatments .........................................      22
    D. Keys ......................................................      23
    E. Access ....................................................      23
    F. Preparation for Reoccupancy ...............................      23
    G. Heavy Articles ............................................      23
    H. Show Premises .............................................      23
    I. Relocation of Tenant ......................................      23
    J. Use of Lockbox ............................................      23
    K. Repairs and Alterations ...................................      23
    L. Landlord's Agents .........................................      24
    M. Building Services .........................................      24
    N. Other Actions .............................................      24

12. TENANT'S DEFAULT .............................................      24
    A. Rent Default ..............................................      24
    B. Assignment/Sublease or Hazardous Substances Default .......      24
    C. Other Performance Default .................................      24
    D. Credit Default ............................................      24
    E. Abandonment Default .......................................      25

13. LANDLORD REMEDIES ............................................      25
14. SURRENDER ....................................................      27

15. HOLDOVER .....................................................      27

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES .................      27
    A. Subordination .............................................      27
    B. Termination of Ground Lease or Foreclosure of Mortgage ....      28
    C. Security Deposit ..........................................      28
    D. Notice and Right to Cure ..................................      28
    E. Definitions ...............................................      28

17. ASSIGNMENT AND SUBLEASE ......................................      29
    A. In General ................................................      29
    B. Landlord's Consent ........................................      29
    C. Procedure .................................................      29
    D. Permitted Transfers to Affiliates .........................      30
    E. Excess Payments ...........................................      30
    F. Recapture .................................................      30

18. CONVEYANCE BY LANDLORD .......................................      30

19. ESTOPPEL CERTIFICATE .........................................      31

20. LEASE DEPOSIT ................................................      31
    A. Prepaid Rent ..............................................      31
    B. Security Deposit ..........................................      31

21. FORCE MAJEURE ................................................      32

22. TENANT'S PERSONAL PROPERTY AND TRADE FIXTURES ................      32

23. NOTICES ......................................................      32
    A. Landlord ..................................................      32
    B. Tenant ....................................................      33

24. QUIET POSSESSION .............................................      33

25. REAL ESTATE BROKER ...........................................      33

26. MISCELLANEOUS ................................................      34
    A. Successors and Assigns ....................................      34
    B. Date Payments Are Due .....................................      34

    C. Meaning of "Landlord," "Re-Entry," "including" and
       "Affiliate" ...............................................      34
    D. Time of the Essence .......................................      34
    E. No Option .................................................      34
    F. Severability ..............................................      34
    G. Governing Law .............................................      34
    H. Lease Modification ........................................      34
    I. No Oral Modification ......................................      34
    J. Landlord's Right to Cure ..................................      34
    K. Captions ..................................................      35
    L. Authority .................................................      35
    M. Landlord's Enforcement of Remedies ........................      35
    N. Entire Agreement ..........................................      35
    0. Landlord's Title ..........................................      35
    P. Light and Air Rights ......................................      35
    Q. Singular and Plural .......................................      35
    R. No Recording by Tenant ....................................      35
    S. Exclusivity ...............................................      35
    T. No Construction Against Drafting Party ....................      35
    U. Survival ..................................................      35
    V. Rent Not Based on Income ..................................      35
    W. Building Manager and Service Providers ....................      36
    X. Late Charge and Interest on Late Payments .................      36
    Y. Attorneys' Fees ...........................................      36

27. UNRELATED BUSINESS INCOME ....................................      36

28. HAZARDOUS SUBSTANCES .........................................      36

29. FINANCIAL STATEMENTS .........................................      37

30. EXCULPATION ..................................................      37

31. RIGHT OF FIRST NEGOTIATION ...................................      37

32. EXTENSION OPTION .............................................      38

Exhibit A - PLAN OF PROJECT AND ADDITIONAL PARKING AREA
Exhibit B - RULES AND REGULATIONS
Exhibit C - TENANT IMPROVEMENT AGREEMENT
Exhibit D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
Exhibit E - LANDLORD'S SIGNAGE STANDARDS
Exhibit F - LIST OF HAZARDOUS SUBSTANCES AND QUANTITIES THEREOF TO BE USED BY
            TENANT AT SITE

                                      LEASE


THIS LEASE (the "Lease") is made as of February 18, 1998 (dated for reference purposes only) between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the two buildings (the "Buildings") and other improvements commonly known as 900 and 910 East Hamilton Avenue located in the City of Campbell ("City"), County of Santa Clara ("County"), California, on that certain real property consisting of approximately 7.12 acres as more particularly described in Exhibit A. The "Premises" means that portion of the Buildings described in the Schedule. The Building(s) in which the Premises are located shall be collectively referred to herein as the "Building". The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

        1.      TENANT: Zilog, Inc., a Delaware corporation

        2. PREMISES: Suites 110, 120, 400, 500 and 600 in 910 East Hamilton Avenue Building

        3.      PROJECT: 900 and 910 East Hamilton Avenue, Campbell, California

        4.      RENTABLE SQUARE FEET OF THE PREMISES: Suite 110    15,113rsf
                                                      Suite 120    2,858rsf
                                                      Suite 400    31,379rsf
                                                      Suite 500    29,767rsf
                                                      Suite 600    29,767rsf
                                                      Total        108,884rsf

        5.      TENANT'S PROPORTIONATE SHARE: 62.47% of Building and 31.16% of
                Project

        6.      LEASE DEPOSIT:      Prepaid Rent = $255,877.40
                                    Security Deposit = $255,877.40 (which, at
                                    Tenant's election, may be in the form of a Letter of Credit subject to the terms of
                                    Section 20)

        7. PERMITTED USE: Office, distribution, marketing, research and development of products which are consistent with the other uses allowed in the Project, and other related lawful uses allowed under applicable laws, ordinances and regulations which are consistent with the other uses allowed in the Project

        8.      TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Cornish & Carey
                Commercial

        9. LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: Cornish & Carey Commercial

        10.     TENANT IMPROVEMENT ALLOWANCE: $1,439,689

        11.     COMMENCEMENT DATE: March 1, 1998

        12.     TERMINATION DATE: February 29, 2004

        13.     TERM: Six (6) years

        14. PARKING SPACES: 364 unreserved parking stalls (182 of which shall be located in the underground parking garage located adjacent to the Building) pursuant and subject to the terms and conditions set forth in Sections IF and 6C

        15.     BASE RENT:

PERIOD                      ANNUAL BASE RENT            MONTHLY BASE RENT
------                      ----------------            -----------------
March 1, 1998 through
  February 28, 1999         $3,070,528.80 per year      $255,877.40 per month

March 1, 1999 through
  February 29, 2000         $3,201,189.60 per year      $266,765.80 per month

March 1, 2000 through
  February 28, 2001         $3,331,850.40 per year      $277,654.20 per month

March 1, 2001 through
  February 28, 2002         $3,462,511.20 per year      $288,542.60 per month

March 1, 2002 through
  February 28, 2003         $3,593,172.00 per year      $299,431.00 per month

March 1, 2003 through
  February 29, 2004         $3,723,832.80 per year      $310,319.40 per month

        1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

               A. Commencement Date. The commencement date ("Commencement Date") for this Lease is the date set forth in the Schedule. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date for any reason, then (i) this Lease shall not shall not be void or voidable by either party, (ii) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (iii) the Commencement Date shall be revised to mean the date on which Landlord delivers possession of the Premises to Tenant and the Termination Date shall be revised accordingly so that the Term (as defined below) is unaffected by such delay. If Landlord cannot deliver possession of the Premises to Tenant on or before April 30, 1998, Tenant may terminate this Lease by providing written notice to Landlord to that effect on May 1, 1998.

               B. Termination Date. If the Commencement Date is revised pursuant to Section IA above, then the termination date ("Termination Date") of this Lease shall be revised to mean the date which is six (6) years (the "Term") after the revised Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.

               C. Early Occupancy. During the period commencing on February 27, 1998 (provided this Lease has not been previously terminated by Tenant pursuant to Section D below, or by Landlord pursuant to Section E below), and ending on the Commencement Date (the "Early Occupancy Period"), Tenant shall be permitted to enter the Premises for the sole purpose of constructing certain interior tenant improvements therein, provided that Tenant's occupancy of the Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease (including, without limitation, Tenant's obligations under Sections 5 (regarding obtaining Landlord's prior written consent before commencing any alterations) and 9 (regarding Tenant's indemnity and insurance obligations), except that Landlord agrees that Tenant's obligation to pay Base Rent, Operating Cost Share Rent and Tax Share Rent (as such terms are defined in Sections 2.A(l), (2) and (3) below) during the Early Occupancy Period shall be waived. Notwithstanding the foregoing, Tenant shall pay for all utility, janitorial and other costs incurred by Landlord to the extent they relate to Tenant's work during the Early Occupancy Period.

               D. Tenant's Termination Right if Merger Fails. Landlord agrees that Tenant may elect to terminate this Lease, if, and only if, the successful acquisition of Tenant by the Texas Pacific Group (the "Merger") pursuant to the terms and conditions set forth in that certain Agreement and Plan of Merger dated as of July 20, 1997 by and between TPG Partners 11, L.P. and Tenant, as amended by Amendments Number One and Number Two, dated as of November 18, 1997 and December 10, 1997, respectively (the "Merger Agreement") has not occurred by February 27, 1998. In the event the Merger fails to occur by February 27, 1998, Tenant may elect to terminate this Lease by delivering to Landlord on or before the close of business on February

27, 1998 a written termination notice along with reasonable evidence showing that the Merger was not consummated (e.g., a signed certificate to that effect from an officer of Tenant). Upon Landlord's receipt of Tenant's termination notice and such reasonable evidence, Landlord shall promptly return any Lease Deposit and Rent received by Landlord to Tenant, and Tenant shall return any portion of the "First Installment" (as defined in Section 3 of the Tenant Improvement Agreement attached hereto as Exhibit C) received from Landlord, and this Lease shall automatically terminate and neither party shall have any further rights or obligations hereunder.

               E. Landlord's Termination Right if Shareholder Lawsuit is Filed Which Would Delay the Consummation of the Merger. In the event a shareholder (or similar) lawsuit is filed in connection with the proposed Merger which, in the reasonable determination of Landlord would have the effect of delaying the consummation of the Merger beyond February 27, 1998, then Landlord shall have the right (but not the obligation) to terminate this Lease by delivering to Tenant a written termination notice to that effect (along with any Lease Deposit previously received by Landlord hereunder) within ten (10) days of Landlord's receipt of written notice of such lawsuit. Upon Tenant's receipt of such termination notice and the Lease Deposit and Rent received by Landlord to Tenant, and Tenant shall return any portion of the First Installment received from Landlord, and this Lease shall automatically terminate and neither party shall have any further rights or obligations hereunder.

               F. Use of Four Parking Spaces in Underground Garage. Landlord hereby grants to Tenant the right to use two of Tenant's parking spaces in the underground parking garage for the sole purpose of installing and maintaining an emergency generator, air compressor and/or air handling equipment necessary for the operation of Tenant's business. The two parking spaces to be so used by Tenant shall be the two parking spaces immediately on the right when entering the underground parking garage from the entrance located under the Building (i.e., the 910 East Hamilton Building). In addition, Landlord hereby grants to Tenant the right to use two of Tenant's parking spaces in the underground parking garage for the sole purpose of locating its UPS for its data center necessary for the operation of Tenant's business. The two UPS parking spaces shall be located in a mutually agreeable area adjacent to the existing power supply room for the Building. The four parking spaces to be so used by Tenant shall be referred to as the "Enclosure Areas". Except as specifically provided above, Tenant shall not use the Enclosure Areas for any other purpose (e.g., a storage area). Tenant's use of the Enclosure Areas shall be subject to all of the terms and conditions of this Lease. In particular, Tenant's indemnity and insurance obligations shall apply to the Enclosure Areas as if they were part of the Premises, and upon the expiration or termination of this Lease Tenant shall remove all of its equipment from the Enclosure Areas and restore such areas to the condition which existed prior to Tenant's installation of such equipment. Tenant's installation of such equipment (and any other work necessary in the Enclosure Areas) shall be subject to Section 5 (i.e., the "Alterations" provisions), including the obligation to install a redwood fence around the perimeter of the Enclosure Areas in a manner and height reasonably acceptable to Landlord. Tenant shall be solely responsible for the installation, repair, maintenance and removal of any equipment in the Enclosure Areas and Landlord shall have no responsibility or liability whatsoever for the same. Tenant agrees and acknowledges that the four parking spaces comprising the Enclosure Areas shall come out the 182 parking spaces which were otherwise available to Tenant in the underground parking garage pursuant to the Schedule.

        2. RENT.

               A. Types of Rent. Tenant shall pay the following Rent to Landlord pursuant to the payment instructions to be given to Tenant prior to the Commencement Date:

                      (1) Base Rent in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                      (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

                      (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

                      (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

                      (5) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

               B. Payment of Operating Cost Share Rent and Tax Share Rent.

                      (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information which would indicate that the actual Operating Costs and/or Taxes will be materially higher in Landlord's reasonable determination than the estimates previously made by Landlord, such as would be the case if there were a supplemental real estate tax assessment or a change in the tax rate for (or the assessed value of) the Project. Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                      (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

                      (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due.

               C. Definitions.

                      (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance (including the related deductibles), repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease (e.g., heating, air conditioning, electricity, water and janitorial services) and a reasonable management fee not to exceed three percent (3%) of the total Rent payable hereunder. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time or to replace existing capital improvements, facilities and equipment within the Building or the common areas of the Project, such as the roof membrane and resurfacing of the parking areas (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred.

               If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project (e.g., the underground parking facility).

               If the Project is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

               If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

                      (2) Excluded Operating Costs. Operating Costs shall not include:

                           (a)      costs of alterations of tenant premises;

                           (b) costs of capital improvements other than Included Capital Items;

                           (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                           (d)      real estate brokers' leasing commissions;

                           (e)      legal fees, space planner fees and
                                    advertising expenses incurred with regard to leasing the Building or portions thereof;

                           (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

                           (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

                           (h) depreciation or amortization (except for the amortization allowed for any Included Capital Items pursuant to the first paragraph of Section 2C(l) above);

                           (i) any Taxes included in Tax Share Rent and any franchise or income taxes imposed upon Landlord or any other taxes imposed on the income earned by Landlord from all sources;

                           (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

                           (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to
                                    Section 2B above;

                           (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

                           (m)      fines, penalties and interest;

                           (n) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with other tenants in the Project, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or Project;

                           (o) the cost of any material service sold to or furnished to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with such tenant;

                           (p) expenses in connection with services or other benefits of a type that are not available to Tenant but which are furnished to another tenant or occupant in the Building or Project;

                           (q) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project;

                           (r)      overhead profit increments paid to
                                    Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or materials unreasonably exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on reasonably a competitive basis;

                           (s) costs of repairs and other work occassioned by fire, windstorm, or other casualty covered by insurance required to be maintained by Landlord hereunder (to the extent of the insurance proceeds available); and

                           (t) the cost of testing, containing, removing or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or "Hazardous Materials" (as defined in Section 28), including PCB's, where such contamination was not caused or contributed to by Tenant; unless such costs are incurred to comply with a governmental order, law, regulation or mandate and such contamination was not caused by Landlord or any of the other tenants or occupants in the Project.

                      (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Land and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

               If the Project contains more than one building, then Taxes shall include (i) all Taxes fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project.

               For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, or other tax payable on

Landlord's income from all other sources, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

                      (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                      (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

               D. Computation of Base Rent and Rent Adjustments.

                      (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Fiscal Year.

                      (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

                      (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

                      (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with generally accepted accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's applicable local office or other location designated by Landlord upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to make an independent determination of the matter and to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs and Taxes in the aggregate overstated the amounts thereof by more than five percent (5%).

                      (5) Miscellaneous, Landlord shall be entitled to deduct from any refund due Tenant hereunder, the amount of any obligation then payable to Landlord by Tenant as a result of Tenant's failure to timely pay such amounts to Landlord as required hereunder. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

        3. PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION OF
PREMISES.

               A. Condition of Premises. Landlord is leasing the Premises and the Enclosure Areas to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises or the Enclosure Areas, except that Landlord shall deliver the Premises in good working condition, and all building systems (including the HVAC, plumbing, electrical and elevators) and all landscaping, parking areas and parking structures, shall be in good working condition as of the Commencement Date. Landlord shall provide Tenant with the Tenant Improvement Allowance in the amount set forth in the Schedule in accordance with the terms and conditions set forth in the Tenant Improvement Agreement attached hereto as Exhibit C. Landlord shall be responsible for all costs associated with code compliance and upgrade costs (including the Americans With Disabilities Act ("ADA")) required to be incurred in the common areas of the Project or to the exterior of the Building, except Tenant shall be solely responsible for all costs associated with code (including ADA) compliance and upgrade costs to the extent they either (i) are required within the Premises or the Enclosure Areas, or (ii) are required in the common areas of the Project or to the exterior of the Building as a result of Tenant's particular use or activities within the Premises or the Enclosure Areas. For purposes of this Lease, the Project common areas shall specifically exclude any floors of the Building where Tenant leases the entire floor. Landlord makes no representations or warranties regarding the Project's or the Premises' compliance with the ADA.

               B. Tenant's Possession, Tenant's taking possession of any portion of the Premises (including during any Early Occupancy Period) shall be conclusive evidence that the Premises and all building systems (including the HVAC, plumbing, electrical and elevators) and all landscaping, parking areas and parking structures, were in good order, repair and working condition as of the Commencement Date, subject only to those items noted in a written "punch list" delivered to Landlord on or prior to May 15, 1998.

        4. PROJECT SERVICES. Landlord shall furnish services as follows:

               A. Heating and Air Conditioning. During the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

               Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all the then current charges for such additional heating or air conditioning.

               B. Elevators. If the Building is equipped with one or more elevators, Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. For example, if there are more than one elevators which service the Building, Landlord may provide only one elevator during non-business hours.

               C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and office equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

               D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs. Tenant shall not permit water to be wasted.

               E. Janitorial Service. Landlord shall furnish janitorial service Monday through Friday as generally provided to other tenants in the Project. With reasonable prior notice from Tenant, Landlord shall also provide additional janitorial service on weekends or holidays at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of such additional janitorial services. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs. Landlord agrees that Notwithstanding the foregoing, Landlord agrees that Tenant may perform its own janitorial service within its Premises so long as such work is provided by employees of Tenant (as opposed to an outside janitorial service provider). Unless Tenant notifies Landlord to the contrary in writing prior to the commencement of the Early Occupancy Period, it shall be assumed that Tenant shall be providing its own janitorial services within the Premises. If Tenant performs its own janitorial service within the Premises, Tenant agrees that (i) it would still be obligated to pay Tenant's Proportionate Share of the janitorial expenses incurred by Landlord for the common areas of the Building and Project, and (ii) its janitors shall be obligated to cooperate and coordinate their activities with Landlord's janitorial and maintenance staff.

               F. Interruption of Services, If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to minimize any disruption to Tenant during any such entry.

        5. ALTERATIONS AND REPAIRS.

               A. Landlord's Consent and Conditions. Tenant shall not make any improvements or alterations to the Premises or the Enclosure Area (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall pay Landlord's standard charge (or, if Landlord does not have a standard charge, then Landlord's actual costs incurred) for review of all of the plans and all other items submitted by Tenant, provided that the charge for such services during the original Term shall not exceed $500 per occurrence so long as there are no material objections to Tenant's plans (i.e., if Landlord in good faith objects to Tenant's plans and Tenant has to redo its plans and resubmit, or if a dispute arises between Landlord and Tenant, then Landlord may collect the actual review costs incurred even if they exceed $500). Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) unreasonably or materially impacts any other tenant's premises, or (c) is visible from outside the Premises. Notwithstanding the foregoing, Tenant shall be entitled to make improvements or alterations to the Premises without Landlord's consent to the extent that such improvements or alterations do not exceed $10,000 per occurrence.

        Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work. Upon termination of this Lease, all Work shall become the property of Landlord, except for Tenant's trade fixtures and equipment and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

        The following requirements shall apply to all Work (including any Work for which Landlord's consent is not required):

                      (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord.

                      (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                      (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                      (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                      (5) Tenant shall perform all Work in compliance with any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Work is performed.

                      (6) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications for any Work requiring Landlord's consent (and, to the extent available, for any Work not requiring Landlord's consent), and all other close-out documentation relating to the Work, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at such time.

               B. Repairs.

                      (1) Landlord's Maintenance Obligations. If any part of the mechanical, electrical or other systems in the Premises (e.g., HVAC, elevators, life safety or automatic fire extinguisher/sprinkler system) shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Landlord also shall be responsible for maintenance, repair and replacement (as reasonably determined to be necessary by Landlord) of all (i) structural elements of the Building, which structural parts shall only include the foundation and subflooring of the Building and the structural condition of the roof (including the roof membrane) and the exterior and load-bearing walls of the Building, and (ii) the common areas of the Project, including the parking lots and structures, driveways, walkways and landscaping. Notwithstanding the foregoing, Tenant agrees that (a) the costs incurred by Landlord to perform the all of the obligations described herein to the extent they are deemed "Operating Costs" (as defined in Section 2.C) shall be passed through to Tenant and any other tenants in the Project, and (b) any damage caused by Tenant or by any of Tenant's agents, employees or invitees, shall be repaired by Landlord solely at Tenant's expense (to the extent such damage is not covered by any insurance proceeds received by Landlord), or at Landlord's election, such repairs shall be made by Tenant at Tenant's sole expense, with contractors approved by Landlord (to the extent such damage is not covered by any insurance proceeds received by Landlord). Landlord shall have no obligation to challenge the denial of any claims filed by Landlord with its insurer in connection with damage caused by Tenant or by any of Tenant's agents, employees or invitees, unless Tenant pays all of reasonable costs incurred by Landlord to challenge such denial (including, without limitation, all litigation and/or arbitration costs, attorneys' fees, consultants' fees, expert witness fees and other costs reasonably related to the challenging of such denial). It is a condition precedent to all Landlord's obligations to repair and maintain that Tenant shall have notified Landlord of the need of such repairs or maintenance or that Landlord shall have actual knowledge of the need of such repairs, provided that the foregoing shall not eliminate Landlord's obligation to perform routine maintenance in connection with those areas which are required hereunder to be maintained by Landlord. Tenant hereby agrees to provide Landlord with reasonably prompt notice of the need for any repairs which are the responsibility of Landlord hereunder. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the cost of such repairs from the Rent due under this Lease.

                      (2) Tenant's Maintenance Obligations. Subject to Landlord's repair and maintenance obligations as set forth in Section 5B (1) above, throughout the Term, Tenant shall at its expense make all other repairs necessary to keep the Premises and the Enclosure Area, and Tenant's equipment, trade fixtures and personal property, in good order, condition and repair in compliance with all applicable Governmental Requirements, in their condition as of the commencement of the Early Occupancy Period, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises and the Enclosure Area to Landlord in the condition required under
Section 14 below. To the extent Tenant fails to perform its repair and maintenance obligations, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

               C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days after notice thereof either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

               D. Ownership of Improvements. All Work as defined in this Section 5, modular office partitions, hardware, equipment (including the emergency generator to be installed by Tenant), machinery and all other improvements and all fixtures and trade fixtures, installed or constructed in the Premises by Tenant, shall (i) remain Tenant's property during the Term of this Lease and shall be insured solely by Tenant pursuant to Section 8C(2), and become Landlord's property upon the termination of this Lease without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal). Notwithstanding the foregoing, Landlord agrees that any modular office partitions, trade fixtures and the emergency generator (so long as it is not required to operate any of the Building systems which will remain, such as any supplemental HVAC unit) shall remain Tenant's property following the termination of this Lease and Tenant shall remove such items in accordance with Section 5E below.

               E. Removal Upon Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Premises and Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects pursuant to Section 5D shall be removed by Tenant, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

        6. USE OF PREMISES.

               A. Limitation on Use. Tenant shall use the Premises only for the Permitted Use stated in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Project, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

               B. Signs. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Landlord agrees that Tenant shall have the right to install, at its sole cost and expense, Tenant's name on the crown of the Building and any existing monument sign for the Building, provided that the content and design of such signs are approved in writing by Landlord. Any approved signs shall strictly conform to all Governmental Restrictions, any CC&R's recorded against the Project, and any sign criteria which may be established by Landlord and in effect at the time, and shall be installed (and removed upon the Termination Date) at Tenant's expense. Tenant, at its sole cost and expense, shall maintain such signs in good condition and repair, including the repair of any damage caused to the Building, monument sign and/or Project upon the removal of such signs). Any signage shall comply with Landlord's Signage Standards attached hereto as Exhibit E. With respect to Tenant's signs, Landlord's only obligation shall be to add Tenant's name to the tenant directory sign located in the lobby of the Building.

               C. Parking. Tenant shall have the right to park in the parking facilities located on the Project (including the underground parking garage) and in the "Additional Parking Area" described in Exhibit A-1 (collectively, the "Parking Facilities") in common with other tenants of the Project upon reasonable, nondiscriminatory terms and conditions, as may from time to time be established by Landlord, which terms and conditions shall not include the payment of additional Rent or charges, unless such charges are governmentally mandated. Tenant agrees not to overburden the Parking Facilities (i.e., use more than the number of parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the Parking Facilities. Access to the underground parking garage shall be subject to control by Landlord. Landlord reserves the right in its discretion to determine whether the Parking Facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants in the Project, so long as such allocation is made in a nondiscriminatory manner and allocates to Tenant its prorata share of the total parking spaces which are then available for the Project. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Tenant's right to use the parking spaces located on the Additional Parking Area are set forth in the Declaration and Grant of Reciprocal Rights dated and recorded July 27, 1988 in Book K618, page 301, the First Amendment to Declaration of and Grant of Reciprocal Rights dated December 28, 1988 and recorded January 11, 1989 in Book L054, page 936, and the Memorandum of Parking Use Agreement recorded in Book M217, page 239 in Santa Clara County (collectively, the "CC&R's"), as may be amended from time to time. Tenant has received and reviewed a copy of the CC&R's and understands that the owner of the Additional Parking Area has the right to develop such land, and if it chooses to do so, such owner may relocate the parking spaces located thereon to another location while such owner constructs a parking facility on the Additional

Parking Area, provided that the parking alternative is acceptable to Landlord. Upon completion of the new parking facility, Tenant shall have the right to use such number of spaces located thereon as Landlord may determine, in Landlord's sole business judgment. Notwithstanding the foregoing, Landlord shall not reduce the number of parking spaces permitted to be used by Tenant unless required to do so by any governmental or quasi-governmental agency or body.

               D. Prohibition Against Use of Roof and Structure of Building. Tenant shall be prohibited from using any all or any portion of the roof of the Building or any portion of the structure of the Building during the Term of this Lease (or any extensions thereof) for any purposes (including without limitation for the installation, maintenance and repair of a satellite dish and/or other telecommunications equipment), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Any use of the roof or the structure of the Building for satellite dish or antennae purposes shall be pursuant to the terms of a separate license agreement and not this Lease.

               E. Common Area. All areas and facilities within the Project provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of any part of the Project, including, without limitation, those portions of the Building for the general use and convenience of all tenants of the Building, if any, such as hallways, the roof, stairs, elevators, entrances and exits, central alarm systems, restrooms, appurtenant equipment serving the Building, parking areas, sidewalks, landscaped areas, the fitness center, service areas, trash disposal facilities, and similar areas and facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Common Area. Landlord reserves the right to change the configuration (including driveways, landscaped areas and parking spaces) of the Common Area, eliminate the fitness center and alter, remove or add improvements thereto as Landlord deems appropriate. Landlord agrees that neither Tenant nor its employees shall be charged for the use of the fitness center, except that (i) the costs incurred by Landlord for the operation and maintenance of the fitness center shall be deemed Operating Costs for purposes of this Lease which shall be passed through to Tenant and the other tenants in the Project, and (ii) Landlord reserves the right to charge users of the fitness center for specific services or supplies provided (e.g., massages, grooming products, food, etc.).

               F. Keys and Access Cards. On or before the Commencement Date, Landlord shall at its cost provide Tenant with (i) one key to each lockable door which Landlord installs within the Premises (including the front door), and (ii) one access card to the Building and underground parking garage for each parking space set forth in the Schedule. Any additional keys or access cards (including replacement of lost keys and/or access cards) shall be at Tenant's expense. Notwithstanding the foregoing, Landlord agrees that Tenant may rekey the locks to the Premises provided that Tenant shall do so at its own expense and upon completion shall provide Landlord with copies of any keys (including access cards) necessary to access the Premises in the event of an emergency or as necessary to perform Landlord's obligations hereunder. Upon surrender of the Premises, all Tenant's keys and access cards (whether provided by Landlord or Tenant) shall be returned to Landlord.

        7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use, repair and maintenance of the Premises. Tenant shall also comply with all reasonable nondiscriminatory rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. Tenant shall also comply with the CC&R's, as amended from time to time.

        8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

               A. Waiver of Claims, To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, its agents or employees. To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant, its agents or employees.

               B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises and the Enclosure Area or from any other act or omission or negligence of Tenant, its employees, agents or invitees, or Tenant's breach of its obligations under this Lease. Tenant's obligations under this Section shall survive the termination of this Lease.

        Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury or damage to person or the Premises or Enclosure Area to the extent caused by the negligence or intentional misconduct of Landlord or any of Landlord's employees or agents, or Landlord's breach of its obligations under this Lease. Landlord's obligations under this section shall survive the termination of this Lease.

               C. Tenant's Insurance, Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                      (1) Commercial General Liability Insurance, with (a) contractual liability including the indemnification provisions contained in this Lease, (B) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

                      (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, equipment, fixtures, trade fixtures and personal property at the Premises or the Enclosure Area. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                      (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                   Each Accident                $500,000
                   Disease--Policy Limit        $500,000
                   Disease--Each Employee       $500,000

        Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(l). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

               (4) Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                      (a) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                      (b) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                       Each Accident                  $500,000
                       Disease--Policy Limit          $500,000
                       Disease--Each Employee         $500,000

               Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

                      Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

               D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

               E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

        9. FIRE AND OTHER CASUALTY.

               A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration to the Building and Premises, Landlord shall engage a registered architect to certify within one
(1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two
(2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building or the Premises, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 10A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

               B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, the building-standard Tenant Improvements, or the basic Building, as the case may be, and Tenant shall, at Tenant's expense, replace or fully repair its damaged improvements (including any Tenant Improvements in excess of the building standard), personal property and fixtures, and any equipment in the Enclosure Area. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents or employees and Landlord receives insurance proceeds to cover such Rent loss. Landlord shall have no obligation to challenge the denial of any claims filed by Landlord with its insurer in connection with damage caused by Tenant or by any of Tenant's agents, employees or invitees, unless Tenant pays all of reasonable costs incurred by Landlord to challenge such denial (including, without limitation, all litigation and/or arbitration costs, attorneys' fees, consultants' fees, expert witness fees and other costs reasonably related to the challenging of such denial). Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

        10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property and trade fixtures, or its relocation costs. All obligations accrued to the date of the taking shall be performed by each party.

        11. RIGHTS RESERVED TO LANDLORD.

        Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

               A. Name. To change the name of all or any of the Buildings or the Project, or the street address of the Buildings or the suite number(s) of the Premises.

               B. Signs. To install, modify and/or maintain any signs on the exterior and in the interior of the Buildings or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

               C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

               D. Keys. To retain (or, in the event Tenant rekeys any of the locks in the Premises, to be provided) and use at any time passkeys to enter the Premises or any door within the Premises. Upon the termination of this Lease, Tenant shall surrender all keys to Landlord.

               E. Access. Subject to Tenant's reasonable security requirements, including the requirement that Landlord be accompanied by a representative of Tenant (except in the case of an emergency), to have access to the Premises with twenty four hour prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

               F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

               G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

               H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, mortgagees, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

               I. Relocation of Tenant. Intentionally omitted.

               J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

               K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way. In performing such repairs or alterations, Landlord shall use commercially reasonable efforts to not disturb Tenant's use and occupancy of the Premises.

               L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

               M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

               N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building and the Project.

        12. TENANT'S DEFAULT. Any of the following shall constitute a default by
Tenant:

               A. Rent Default. Tenant fails to pay any Rent within three (3) days after notice that such payment was not paid when due, provided that Tenant acknowledges that such notice shall be in lieu of and not in addition to any notice required to be given by Landlord to commence an unlawful detainer action (or similar eviction proceeding) under the then applicable law;

               B. Assignment/Sublease or Hazardous Substances Default. Tenant fails to perform any of its obligations under Section 17 (Assignment and Sublease) or Section 28 (Hazardous Substances), provided that if the failure is of the type which can be cured, then Tenant shall not be in default under this Lease unless this failure continues for thirty (30) days after written notice from Landlord, except that if the cure cannot be reasonably expected to be completed within such thirty (30) days and Tenant begins to cure its failure within the thirty (30) day period, then so long as Tenant continues to diligently attempt to cure its failure, the thirty (30) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

               C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for thirty
(30) days after written notice from Landlord, except that if the cure cannot be reasonably expected to be completed within such thirty (30) days and Tenant begins to cure its failure within the thirty (30) day period, then so long as Tenant continues to diligently attempt to cure its failure, the thirty (30) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

               D. Credit Default. One of the following credit defaults occurs:

                      (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty
(30) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

                      (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                      (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

               E. Abandonment Default. Tenant abandons the Premises.

        13. LANDLORD REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               A. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

               B. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Term. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

               C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

                      (1) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                      (2) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                      (3) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                           (4) Any other amount necessary to compensate Landlord
for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                           (5) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

        The "worth at the time of award" of the amounts referred to in Sections 13C(l) and 13C(2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 13C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

               E. WAIVER OF TRIAL BY JURY, EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

        14. SURRENDER. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord; provided in no event shall Tenant be required to return the Premises in better condition than received (except for the Tenant Improvements and other improvements and alterations made to the Premises by Tenant after the delivery of the Premises to Tenant). Tenant shall remove from the Premises and the Enclosure Area all Tenant's personal property and all of Tenant's alterations required to be removed pursuant to Section 5E, and restore the Premises and Enclosure Area to its condition prior to their installation. If Tenant fails to remove any alterations and/or Tenant's personal property, and such failure continues after the termination of this Lease, Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

        15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay all of the Base Rent, Operating Cost Share Rent and Tax Share Rent at double the rate in effect immediately prior to such holdover, computed on a monthly basis for each fall or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

        16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

               A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease, provided that the mortgagee or ground lessor and Tenant shall enter into a non-disturbance agreement, whereby such mortgagee or ground lessor agrees that notwithstanding such subordination, in the event of foreclosure or deed in lieu thereof, such mortgagee or ground lessor shall recognize Tenant's rights under this Lease, and so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease. In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord; provided such mortgagee or beneficiary recognizes this Lease and Tenant's right to possession of the Premises on the terms contained herein. Tenant shall execute and deliver such a subordination and non-disturbance agreement, as well as any additional documents evidencing the priority or subordination of this Lease with respect to any such mortgage or deed of trust, within thirty (30) days after receipt of written demand by Landlord and in the form reasonably requested by Landlord. Landlord represents that as of the Commencement Date, there is no mortgage or deed of trust affecting the Project except as set forth in Exhibit D, attached hereto.

               B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

               C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit, if any, is received by such ground lessor or mortgagee.

               D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Exhibit D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Exhibit or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

               E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "deed of trust", "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

        17. ASSIGNMENT AND SUBLEASE.

               A. In General. Except for the "Permitted Transfers" (as defined in Section 18D below), Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees (and its strategic partners) to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting; provided that such attorneys' fees and review costs shall not exceed $1,000 per assignment or sublet during the original Term, unless Tenant challenges or disputes either Landlord's conditions to its approval or its disapproval of the proposed transfer. Except for a Permitted Transfer, any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet any portion of the Premises for the remainder of the Term to an entity other than a Tenant Affiliate (as defined in Section 17.D below), then any rights of Tenant to renew this Lease or extend the Term as to the portion of the Premises which was subleased or assigned shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein. For example, if Tenant subleases the space in Suite 600 for the remainder of the Term to a non-Tenant Affiliate, then Tenant's right to extend the Term pursuant to Section 32 shall no longer apply to the Suite 600 portion of the Premises.

               B. Landlord's Consent. Landlord will not unreasonably withhold or delay or condition its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, or (v) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

               C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

               D. Permitted Transfers to Affiliates. If no default on the part of Tenant has occurred and is continuing, Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to (i) a parent or subsidiary of Tenant, (ii) an entity into which Tenant is merged or consolidated, (iii) an entity to which substantially all of Tenant's assets are transferred, or (iv) an association or joint venture in which Tenant has a material interest as evidenced in a written partnership or joint venture agreement (collectively, "Tenant Affiliate"), without first obtaining Landlord's written consent, if Tenant notifies Landlord at least ten (10) business days prior to the Permitted Transfer and provides Landlord with (a) in the case of a Permitted Transfer described in subsections
(i), (ii) or (iii), information satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be at least equal to the net worth of Tenant, or (b) in the case of a Permitted Transfer to an association or joint venture in which Tenant has a material interest, a copy of the executed partnership or joint venture agreement which documents that Tenant has a material interest in such association or joint venture, In the event of a Permitted Transfer, the provisions of Sections 17.C, 17.E, 17.F and 32.D shall not apply, provided that Tenant shall still be obligated to provide prior written notice of such Permitted Transfer to Landlord.

               E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess immediately upon receipt; provided that Tenant shall be entitled to first recover the reasonable marketing expenses, leasing commission, attorneys' fees and tenant improvement costs incurred in connection with such assignment or sublet before making such Additional Rent payments to Landlord).

               F. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of a proposed assignment or sublet of some or all of the Premises for the remainder of the Term, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

        18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any portion of the Security Deposit (including the Letter of Credit) not delivered to its transferee, and Tenant shall look solely to

Landlord's successors for performance of such obligations provided that such successors assume Landlord's obligations hereunder. This Lease shall not be affected by any such transfer.

        19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

        20. LEASE DEPOSIT. Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease to Landlord the cash sums set forth in the Schedule for both the "Prepaid Rent" and the Security Deposit (or, at Tenant's election, a "Letter of Credit" in the amount of the Security Deposit in the form described herein) (collectively, the "Lease Deposit").

               A. Prepaid Rent. The Prepaid Rent (which shall be paid by Tenant upon the execution and delivery of this Lease) shall be applied by Landlord against the first full month's Base Rent payment obligation hereunder.

               B. Security Deposit. As of the Commencement Date, the Security Deposit shall be equal to any cash portion of the Security Deposit as set forth in the Schedule, and any Letter of Credit; provided that the sum of such cash Security Deposit and Letter of Credit shall be at all times during the Term be equal or greater than the sum set forth in the Schedule (i.e., $255,877.40). The "Letter of Credit" shall (i) be in the form of an unconditional and irrevocable letter of credit which is acceptable to Landlord, (ii) name Landlord as beneficiary, (iii) expressly allow Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) be drawable on an FDIC-insured financial institution satisfactory to Landlord, and (v) be redeemable in the state of Landlord's choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least thirty (30) days before the stated expiration date of the current Letter of Credit, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as part of the Security Deposit.

The Security Deposit shall be held by Landlord during the Term as security for the performance of all of Tenant's obligations hereunder. If Tenant defaults under this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

Notwithstanding the foregoing, if on February 28, 2001 Tenant is not in default beyond any applicable cure period in the performance of any of its obligations hereunder, Landlord shall return the Security Deposit (including any Letter of Credit) to Tenant.

        21. FORCE MAJEURE. Neither Landlord or Tenant shall be in default under this Lease to the extent that party is unable to perform any of its obligations on account of any strike or labor problem, equipment, material, supplies or energy shortages (i.e., such items cannot be obtained at normal costs within a reasonable time because of limited availability), governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of the party required to act (provided that the foregoing shall not apply to any monetary obligation) ("Force Majeure").

        22. TENANT'S PERSONAL PROPERTY AND FIXTURES. Intentionally omitted.

        23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

               A. Landlord. To Landlord as follows:

               CarrAmerica Realty Corporation
               1810 Gateway Drive, Suite 150
               San Mateo, California 94404
               Attn: Market Officer
               with a copy to:

               CarrAmerica Realty Corporation
               1700 Pennsylvania Avenue, N.W.
               Washington, D.C. 20006
               Attn:    Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

           B.     Tenant.  To Tenant as follows:

                  Zilog, Inc.
                  910 East Hamilton
                  Campbell, California 95008
                  Attn: Robert E. Collins

                  With a copy of all default notices only to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, California 94306-2155
                  Attn: Toni Pryor Wise, Esq.

or to such other person at such other address as Tenant may designate by notice to Landlord.

        Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

        24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to the terms of this Lease.

        25. REAL ESTATE BROKER. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker with respect to this Lease, except for the broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord and Tenant each agrees to indemnify and hold the other harmless from any and all claims by any broker, agent or person claiming a commission or other form of compensation by virtue of this Amendment as a result of such party's dealings with the party from whom indemnification is sought. Landlord shall pay the real estate brokerage commission due Cornish & Carey Commercial ("C&C") pursuant to the terms and conditions set forth in a separate agreement between Landlord and C&C.

        26. MISCELLANEOUS.

               A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

               B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within thirty (30) days of Tenant's receipt of Landlord's statement.

               C. Meaning of "Landlord". "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

               D. Time of the Essence. Time is of the essence of each provision of this Lease.

               E. No Option, This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

               F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

               G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

               H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense or obligation to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

               I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

               J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

               K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

               L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

               M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

               N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

               O. Landlord's Title, Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

               P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

               Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

               R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

               S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

               T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

               U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

               V. Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

               W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

               X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay upon demand a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

               Y. Attorneys' Fees. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease to recover Rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and related court costs, including expert witness fees, as may be fixed by the court or jury. The prevailing party shall be the party that secures a final judgment in its favor.

        27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

        28. HAZARDOUS SUBSTANCES.

               A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, stored, or used in, on or under the Project other than such quantities of Hazardous Substances as are customary and reasonably necessary for the conduct of the Permitted Uses listed in the Schedule to this Lease, and which are listed in the Chemical Inventory attached hereto as Exhibit F, unless Landlord has consented in writing to the storage or use of larger quantities of such Hazardous Substances or to the use and storage of additional Hazardous Substances, in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any liabilities, losses, claims, damages, penalties, fines, attorneys' fees and court costs, remediation costs, investigation costs and any other expenses which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant, its agents, employees, contractors or invitees. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises or the Enclosure Area, Tenant shall pay for such testing. In addition, Tenant may use and store in the Premises certain Hazardous Substances, such as inks, document duplication fluids and janitorial cleaning fluids (the "Necessary Hazardous Substances") as are necessary in the normal operation of Tenant's business in the Premises, if Tenant (i) transports all such Necessary Hazardous Substances to and from the Premises only via the loading dock and the freight elevator; (ii) uses and stores all Necessary Hazardous Substances in accordance with all applicable Governmental Requirements; (iii) indemnifies and holds Landlord harmless from any claims, costs or damages arising from the presence of any Necessary Hazardous Substances in the Building; and (iv) pays any increased insurance premiums arising from the presence of any Necessary Hazardous Substances in the Building.

               B. "Hazardous Substances" means any hazardous or toxic substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

        29. FINANCIAL STATEMENTS. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied; provided in no event shall Tenant be required to disclose any material nonpublic information or to produce any financial statements other than those already in existence at the time of a request.

        30. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

        31. RIGHT OF FIRST NEGOTIATION. Provided that Tenant is not then in default in the performance of any of its obligations under this Lease (beyond any applicable cure period) and subject to the terms and conditions set forth herein, Landlord grants to Tenant the following right of first negotiation ("Right of First Negotiation") with respect to any space contained in the Building ("Expansion Space") which becomes available during the original Term. This Right of First Negotiation shall be subject to any extension or renewal which may occur in connection with the then existing tenant of such Expansion Space. When Expansion Space becomes available, Tenant shall have fifteen (15) days following its receipt of Landlord's notice that such space is available to respond. Tenant's failure to respond during such period shall be deemed to be Tenant's election to pass on the available Expansion Space. In the event Landlord receives written notice from Tenant during such period of Tenant's interest in the available space, then Landlord and Tenant shall meet and confer within the fifteen (15) day period following Landlord's receipt of Tenant's notice to agree on the terms and conditions upon which Tenant would lease the Expansion Space from Landlord. If Landlord and Tenant are able to agree on the terms on which Landlord would lease the Expansion Space to Tenant, Landlord and Tenant agree to execute an amendment to this Lease to incorporate those terms agreed to by Landlord and Tenant. In the event Landlord and Tenant are unable to agree on the terms for the Expansion Space within the fifteen (15) day period following Landlord's receipt of Tenant's notice regarding Tenant's interest in the available Expansion Space (or in the event Tenant passes on such space, or is deemed to have passed on such space), Landlord shall be free to market such space to any third parties without any liability to Tenant. Landlord and Tenant agree to negotiate in good faith taking into consideration the following factors: (i) the rental rates of similar projects in the geographic area of the Project (including the rent, operating costs, and all other monetary payments that Landlord could obtain for the Expansion Space from a third party desiring to lease such space, the services provided under the terms of the Lease, the obligation, or lack thereof, to pay tenant improvement costs and leasing commissions in connection with such renewal and all other monetary payments then being obtained for new leases of space comparable to such space), and (ii) it should be assumed that the Expansion Space will be used for the highest and best use allowed under the Lease. The Right of First Negotiation described herein is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion.

        32. EXTENSION OPTION. Subject to Subsection B below, Tenant may at its option extend the Term of this Lease for one (1) period of three (3) years (the "Renewal Term"). The Renewal Term shall be upon the same terms contained in this Lease, except that (i) Landlord shall have no obligation to provide Tenant with any Tenant Improvement Allowances in connection with the Renewal Term, (ii) the Base Rent during the Renewal Term shall be calculated as set forth below, and
(iii) any reference in the Lease to the "Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

               A. The Base Rent during the Renewal Term shall be the greater of
(i) the Base Rent applicable to the last month prior to the Renewal Term, or
(ii) one hundred percent (100%) of the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class buildings of comparable age with similar facilities in the vicinity of the Building.

               B. To exercise any option, Tenant must deliver a binding notice to Landlord not sooner than twelve (12) months nor later than six (6) months prior to the expiration of the initial Term of this Lease. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of the Renewal

Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

               C. Market Rate shall be determined as follows:

                      (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then prior to the commencement date of the Renewal Term Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

                      (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

                      (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified" Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

                      (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

               D. Tenant's option to extend is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion.

Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease as to, or entered into a sublet for, that portion of the Premises which Tenant intends to extend the Term (except pursuant to a Permitted Transfer).

        IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                                LANDLORD:
                                CARRAMERICA REALTY CORPORATION,
                                a Maryland corporation

                                By: /s/ PHILLIP HAWKINS
                                   -------------------------------
                                Print Name: Phillip  Hawkins
                                           -----------------------
                                Print Title: Managing  Director
                                            ----------------------
                                Date: 2/24/98
                                     -----------------------------


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - TENANT'S SIGNATURES ON FOLLOWING PAGE.]

                                TENANT:
                                ZILOG, INC.,
                                a Delaware corporation


                                By: /s/ ROBERT E. COLLINS
                                   -------------------------------
                                Print Name: Robert E. Collins
                                           -----------------------
                                Print Title: Vice President CFO
                                            ----------------------
                                Date: 2/20/98
                                     -----------------------------


                                By: /s/ CURTIS J. CRAWFORD
                                   -------------------------------
                                Print Name: Curtis J. Crawford
                                           -----------------------
                                Print Title: President
                                            ----------------------
                                Date: 2/20/98
                                     -----------------------------